Exhibit 99.1
News Release

Contacts:	Randy Belote (Media) 703-280-2720 randy.belote@ngc.com
Steve Movius (Investors)703-280-4575 steve.movius@ngc.com
Northrop Grumman Announces Debt Redemption and Commences Debt Offering
FALLS CHURCH, Va. - May 28, 2013 - Northrop Grumman Corporation (NYSE: NOC) announced today that it will redeem for cash all of its then outstanding 3.70% Senior Notes due 2014 (the “2014 Notes”) and all of its then outstanding 1.850% Senior Notes due 2015 (the “2015 Notes” and, together with the 2014 Notes, the “Notes”) on June 27, 2013. Each series of Notes will be redeemed at a price equal to the sum of (i) 100% of the principal amount outstanding, (ii) a “make-whole” premium, which will be calculated three business days prior to the redemption date in accordance with the Notes and the indenture governing the applicable series of Notes, and (iii) accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. Northrop Grumman currently expects the “make-whole” premiums to result in a one-time, pre-tax charge of approximately $30 million in the second quarter of 2013. As of the date of this press release, $350 million aggregate principal amount of the 2014 Notes and $500 million aggregate principal amount of the 2015 Notes were outstanding.

Debt Offering
Northrop Grumman also announced that it has commenced an underwritten offering of senior unsecured notes under its effective shelf registration statement. Northrop Grumman expects to use the net proceeds from the offering to redeem the Notes and for general corporate purposes, including debt repayment, share repurchases, pension plan funding, acquisitions and working capital.
Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are serving as joint book-running managers for the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available the prospectus supplement, relating to the offering may be obtained by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, RBS Securities Inc. toll free at (866) 884-2071 and Wells Fargo Securities, LLC toll free at (800) 326-5897. A copy of these documents may also be obtained by visiting EDGAR on the SEC website at www.sec.gov.

Northrop Grumman Corporation
2980 Fairview Park Drive · Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Announces Debt Redemption and Commences Debt Offering
The securities are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission as part of the shelf registration statement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cyber, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

Note: Statements in this press release, other than statements of historical fact, constitute “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “guidance,” “goal” and similar expressions generally identify these forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update or revise any forward-looking statements after the date of this press release. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those described or implied in these statements based on a number of factors, including global economic conditions, economic conditions in our industry, government fiscal and budget policies, changes in interest rates and other market conditions. A discussion of these risks and uncertainties is contained in the Company's 2012 Annual Report on Form 10-K and the company's other filings with the Securities and Exchange Commission.
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Northrop Grumman Corporation
2980 Fairview Park Drive · Falls Church, VA 22042-4511
www.northropgrumman.com/media